Exhibit 99.1

ChargePoint Receives Notice of Non-Compliance with New York Stock Exchange Trading Share Price Listing Rule
Company Intends to Cure the Deficiency and Regain Compliance with NYSE
Notice Has No Immediate Impact on the Listing or Trading of ChargePoint’s Common Stock

Campbell, Calif. – February 21, 2025 – ChargePoint (NYSE:CHPT) (the “Company”), a leading provider of networked solutions for charging electric vehicles (EVs), announced today that it was notified by the New York Stock Exchange (the “NYSE”) on February 19, 2025, that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Common Stock ("the Common Stock") was less than $1.00 over a consecutive 30 trading-day period, which is the minimum average closing price required to maintain continued listing on the NYSE. The notice is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the Company’s Common Stock on the NYSE.

The Company plans to notify the NYSE by March 5, 2025 that it intends to cure the average closing stock price deficiency and to return to compliance with the NYSE's continued listing standards. The Company can regain compliance at any time within the six-month period following receipt of the NYSE's notice if on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Company intends to consider available alternatives, including but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary, to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Common Stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s ongoing compliance with the NYSE's other continued listing standards. Furthermore, the notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About ChargePoint Holdings, Inc.
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American press office or Investor Relations.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our ability to maintain the listing of the Company’s common stock on the NYSE and intention to consider alternatives to cure the Company’s NYSE continued listing requirement deficiency, including by actions that would require stockholder vote at its next annual stockholder meeting, the expected impacts of the deficiency notice and any potential to regain compliance with the continued listing standards of the NYSE. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release and additional risks and uncertainties that could affect our financial results or ability to comply with the NYSE continued listing requirements which are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2024, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

CHPT-IR
ChargePoint
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com
AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

Nandan Amladi
Vice President, Finance and Investor Relations
investors@chargepoint.com